Exhibit 10.3

SECURITY AGREEMENT

Effective Date: April 18, 2025

This Security Agreement (“Agreement”) is made by and between:

Debtor:

Global Interactive Technologies, Inc. (“GITS”), a Delaware corporation

Secured Party:

PixelArc LLC, a California limited liability company (“PixelArc”)

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1.	Grant of Security Interest

To secure Borrower’s obligations under the Promissory Note dated April 18, 2025 in the amount of $86,000 (the “Note”), and the prior Promissory Note dated February 18, 2025 in the amount of $86,666, Debtor grants to Secured Party a first-priority security interest in the following collateral:

Collateral:

All intellectual property currently used by GITS in connection with its business operations, including but not limited to:

-	Proprietary software, designs, trademarks, source code, and supporting documentation;

-	Copyrights and copyright registrations;

-	Trademarks and service marks (registered and unregistered);

-	Patent applications and patents (if any);

-	Trade secrets, know-how, and technical documentation;

-	Any improvements, proceeds, and derivatives thereof.

This includes intellectual property informally contributed by individuals historically affiliated with GITS, over which the Company has established business use.

Purpose of Loan

The parties acknowledge that the loans secured by this Agreement, including the April 2025 loan and the February 2025 loan, were extended in connection with the Company’s urgent need to maintain compliance with NASDAQ listing requirements and to cover critical audit and regulatory expenses necessary for continued public company operations. The Company agrees that preservation of its listing status and regulatory good standing materially benefit the Company, its shareholders, and all creditors, including PixelArc LLC.

2.	Representations and Covenants

-	GITS acknowledges that certain elements of the IP are not formally owned by the Company and are being used under a conditional and revocable right, subject to the terms of this Agreement.

-	Upon default, GITS’s right to use any of the Collateral shall automatically terminate without notice, and the Secured Party shall have the right to take any legal or equitable action to prevent further use or misappropriation, including injunctive relief.

-	Debtor shall not sell, transfer, or assign any rights in the Collateral without Secured Party’s prior written consent.

-	Upon default, Secured Party may file a UCC-1 and take possession or enforce control over the Collateral.

3.	Default and Remedies

Definition of Material Default

For the purposes of this Agreement, a “material default” shall include, but not be limited to:

-	Failure to repay any portion of the principal or interest under the Notes when due;

-	Suspension or delisting of the Company’s securities from NASDAQ or any national exchange;

-	Commencement of any bankruptcy, insolvency, or liquidation proceedings by or against the Company;

-	Failure to maintain the Company’s right to use the Collateral or the Company’s attempt to transfer or encumber such rights without consent;

-	Any material breach by the Company of its covenants or representations under this Agreement or the Notes that remains uncured for ten (10) business days following written notice from PixelArc.

-	In the event of a material default, PixelArc LLC shall have the right, but not the obligation, to convert the outstanding balance of either Note into equity of the Company at a valuation and terms mutually agreed by the parties, or to appoint one observer or non-voting member to the Board of Directors.

-	The Company agrees to reimburse the Secured Party for all reasonable costs and expenses, including attorneys’ fees, incurred in enforcing its rights under this Agreement.

Upon default under either Note:

-	Secured Party may accelerate repayment and demand immediate satisfaction of all amounts due;

-	Secured Party may pursue all legal and equitable remedies including foreclosure of the Collateral;

-	Any further use of the IP by GITS shall be deemed unauthorized and subject to legal action.

Non-Waiver of IP Ownership

Nothing in this Agreement shall be construed as a waiver or assignment of any intellectual property rights owned by third parties or affiliates of the Secured Party, or shall it create a license to the Company beyond the limited use acknowledged herein.

4.	Governing Law

This Agreement shall be governed by the laws of the State of California.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

DEBTOR:

Global Interactive Technologies, Inc.

By:	/s/ Taehoon Kim
Name:	Taehoon Kim
Title:	CEO
Date:	Apr. 18, 2025

SECURED PARTY:

PixelArc LLC

By:	/s/ Amy Shi
Name:	Amy Shi
Title:	CEO
Date:	04/18/2025

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